UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/04/2009

Hawker Beechcraft Acquisition Company, LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-147828

Delaware	71-1018770
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10511 East Central
Wichita, Kansas 67206
(Address of principal executive offices, including zip code)

316-676-7111
(Registrant’s telephone number, including area code)

Raytheon Aircraft Acquisition Company LLC
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   Material Compensatory Plan, Contract or Arrangement.

         On September 4, 2009, Hawker Beechcraft Corporation, the Company's principal operating subsidiary, and Hawker Beechcraft, Inc., the Company's parent company, entered into a Separation of Employment Agreement and General Release with Giap Thanh Nguyen, who resigned as Senior Vice President - Operations of Hawker Beechcraft Corporation on August 17, 2009, as previously announced. Mr. Nguyen's separation arrangements include salary and benefits continuance for nine months and two weeks after the date of separation, and a pro-rated Management Incentive Plan ("MIP") payout for 2009, based on 8 months of employment during 2009, if the performance and financial results for the Company for the relevant time period trigger a bonus payout in accordance with the terms of the MIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawker Beechcraft Acquisition Company, LLC

Date: September 10, 2009	By:	/s/ Sidney E. Anderson
Sidney E. Anderson
Vice President and Chief Financial Officer